Exhibit 3.46

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/08/1998 981389771 – 2953247

CERTIFICATE OF INCORPORATION

OF

THIRD WAVE AGBIO, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE 1

Name

The name of the Corporation is Third Wave Agbio, Inc. (hereinafter sometimes referred to as the “Corporation” or the “Company”).

ARTICLE 2

Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801, and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

Purpose

The purpose of the Corporation is to engage in any lawful activity within the purposes for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

Capital Stock

4.1 Total Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Thousand Two Hundred Shares (3,200), consisting of:

1. Two Thousand Two Hundred (2,200) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”); and

2. One Thousand (1,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”).

4.2 Class A Common Stock. The Corporation shall have authority to issue a total of Two Thousand (2,000) shares of class A Common Stock (“Class A Common Stock”), each share having a par value of $0.01. Each holder of Class A Common Stock shall have one vote for each share of Class A Common Stock held by such shareholder. In addition, each holder of Class A Common Stock shall have the preemptive right to maintain such holder’s percentage ownership of all of the Corporation’s securities, including all Common Stock and Preferred Stock of the Corporation and all other securities convertible into Class A Common Stock, by acquiring such holder’s percentage of all of the Corporation’s securities to be issued from time to time by the Corporation, except for issuances of Common Stock pursuant to any incentive stock option plan and/or non-qualified stock option plan of the Corporation for the benefit of the Corporation’s senior personnel, advisors and members of the Corporation’s board of directors which issuance shall not be subject to preemptive rights. At least thirty (30) days prior to the issuance of any securities by the Corporation, each holder of Class A Common Stock shall be notified of such holder’s right to exercise preemptive rights, and shall have the right to subscribe for or acquire shares of Class A Common Stock sufficient to maintain its percentage, which it may exercise before or within ninety (90) days after the closing of the issuance of such securities, on the terms as the board of directors of the Corporation may from time to time fix and as may be permitted by law.

4.3 Class B Common Stock. The Corporation shall have authority to issue a total of Two Hundred (200) shares of class B Common Stock (“Class B Common Stock”), each share having a par value of $0.01. The shares of Class B Common Stock shall not have voting rights except as may be required by law, and shall not have preemptive rights as granted to the holders of Class A Common Stock herein, and shall be subject to conversion as described below in this Article 4.3, but in all other respects, each share of Class B Common Stock shall be identical to, and have the same rights as, every share of Class A Common Stock. Upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Common Stock is sold at a price per share to the public of not less than two times the initial Applicable Conversion Value of the Series A Preferred Stock and in which the aggregate gross proceeds to the Corporation exceed $10,000,000, all outstanding shares of Class B Common Stock shall be converted automatically into an equal number of shares of Class A Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for certificates representing shares of Class A Common Stock. Upon such conversion, the number of authorized shares of Class A Common Stock that the Corporation shall have authority to issue shall increase to Two Thousand Two Hundred (2,200), and no share or shares of Class B Common Stock acquired by the Corporation by reason of conversion may be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

4.4 Preferred Stock. The Corporation shall have authority to issue One Thousand (1,000) shares of preferred stock, with the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions as set forth in Article 5 of this Certificate.

ARTICLE 5

Series A Preferred Stock

5.1. Authorized Series A Preferred Shares. The Corporation shall have authority to issue One Thousand (1,000) shares of preferred stock designated as the “Series A Convertible Preferred Stock,” par value one cent ($.01) per share (hereinafter referred to as the “Series A Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations or restrictions hereinafter described. The shares of Series A Preferred Stock are referenced in the Investment Agreement dated on or about October 9, 1998, among the Corporation, Third Wave Technologies, Inc., Venture Investors Early Stage Fund II Limited Partnership, The Burrill Agbio Capital Fund, and the individual investors therein named (the “Investment Agreement”).

5.2. Dividends.

(a) The Corporation shall not declare, pay or set aside for payment any dividend or make any distribution on the Common Stock, other than dividends or distributions payable in additional shares of Common Stock, unless at the time of such dividend or distribution the Board of Directors of the Corporation shall declare and pay a dividend on each then outstanding share of Series A Preferred Stock equal to the dividend that would be declared and paid on the largest number of whole shares of Common Stock into which each share of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Article 5.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.

(b) The Corporation shall not declare, pay or set aside for payment any dividend or make any distribution on any other class or series of preferred stock, other than dividends or distributions payable in additional shares of such class or series of preferred stock, unless at the time of such dividend or distribution the Board of Directors of the Corporation shall declare and pay a dividend on each then outstanding share of Series A Preferred Stock that bears the same relationship to the liquidation value per share of the Series A Preferred Stock as the dividend or distribution paid on such other class or series of preferred stock bears to the liquidation value per share of such other class or series of preferred stock.

5.3. Liquidation. Dissolution or Winding Up.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, whether voluntary or involuntary, holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of any other shares of capital stock of the Corporation (which includes any other class or series of preferred stock), an amount equal to the greater of (i) $2,000.00 per share of Series A Preferred Stock plus all accrued and unpaid dividends thereon, up to and including the date full payment shall be rendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, or (ii) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Article 5.5 hereof. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount distributable in accordance with the terms thereof and hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among all such holders of the Series A Preferred Stock in proportion to the total amounts to which such holders of Series A Preferred Stock are entitled upon such liquidation, dissolution or winding up. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Corporation’s other capital stock.

(b) A reorganization of the Common Stock as provided in Article 5.5(g) or a consolidation or merger of the Corporation or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Article 5.3; provided, however, each holder of Series A Preferred Stock, at the option of such holder, shall be entitled to the rights provided to them under Article 5.5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Article 5.3.

(c) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

5.4. Voting Power and Preemptive Rights.

(a) Except as otherwise expressly provided in Article 5.7 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to that number of votes equal to the largest number of whole shares of Class A Common Stock into which such holder’s shares of Series A Preferred Stock could be converted, pursuant to the provisions of Article 5.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and Class A Common Stock shall be entitled to vote together as a class on all matters.

(b) Each holder of Series A Preferred Stock shall have the preemptive right to maintain such holder’s percentage ownership of all of the Corporation’s securities, including all Common Stock and Preferred Stock of the Corporation and all other securities convertible into Class A Common Stock, by acquiring such holder’s percentage of the Corporation’s securities to be issued from time to time by the Corporation, except for issuances of Common Stock pursuant to any incentive stock option plan and/or non-qualified stock option plan of the Corporation for the benefit of the Corporation’s senior personnel, advisors and members of the Corporation’s board of directors which issuance shall not be subject to preemptive rights. At least thirty (30) days prior to the issuance of any securities by the Corporation, each holder of Series A Preferred Stock shall be notified of such holder’s right to exercise preemptive rights, and shall have the right to subscribe for or acquire shares of Series A Preferred Stock sufficient to maintain its percentage, which it may exercise before or within ninety (90) days after the closing of the issuance of such securities, on the terms as the board of directors of the Corporation may from time to time fix and as may be permitted by law.

5.5. Conversion Rights. The holders of the Series A Preferred Stock shall have the following conversion rights:

(a) General. Subject to and in compliance with the provisions of this Article 5.5, any shares of the Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Class A Common Stock. The number of shares of Class A Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Article 5.5(c)) by the number of shares of Series A Preferred Stock being converted.

(b) Mandatory Conversion Following Underwritten Public Offering.

(i) All outstanding shares of Series A Preferred Stock shall, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Common Stock is sold at a price per share to the public of not less than two times the initial Applicable Conversion Value of the Series A Preferred Stock and in which the aggregate gross proceeds to the Corporation exceed $10,000,000, be converted automatically into the number of shares of Class A Common Stock into which such Series A Preferred Stock is convertible pursuant to Article 5.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

(ii) Upon the written consent of Required Holders (as defined in Article 5.7), all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Class A Common Stock into which such Series A Preferred Stock is convertible pursuant to Article 5.5(a) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

(iii) Upon the occurrence of any conversion specified in Article 5.5(b)(i) or 5.5(b)(ii), the holders of such Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Class A Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Class A Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Preferred

Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(c) Applicable Conversion Rate. The conversion rate in effect at any time (the “Applicable Conversion Rate”) shall be the quotient obtained by dividing $2,000.00 by the Applicable Conversion Value, calculated as provided in Article 5.5(d).

(d) Applicable Conversion Value. The Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Article 5.5(e) hereof, shall be $2,000.00.

(e) Adjustments to Applicable Conversion Value.

(i) Upon Issuance or Sale of Common Stock. If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or any other series or class of capital stock convertible into Common Stock without consideration or at a price per share for Common Stock less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be adjusted to an amount determined by multiplying the Applicable Conversion Value by a fraction:

(A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value, and

(B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of such additional shares of Common Stock so issued or that could be issued if any such series or class is converted into Common Stock.

The Corporation’s issuance of Common Stock pursuant to its incentive stock option plan and/or non-qualified stock option plan, providing for the issuance of options to purchase capital stock for the recruitment and retention of senior personnel, and to compensate advisors and members of the board of directors, which issuance meets the requirements of section 5.21 of the Investment Agreement, shall not give rise to an adjustment pursuant to this Article 5.5 unless such shares or stock options are issued or granted to any stockholder who now holds Common Stock or other capital stock convertible into Common Stock, or warrants, options or other rights to acquire Common Stock or other capital stock convertible into Common Stock, which in the aggregate represents (when exercised and/or converted) more than ten percent (10%) of the Corporation’s issued and outstanding Common Stock.

For the purposes of this Article 5.5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Article 5.5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value that would have applied without giving effect to the issuance of the expired or canceled warrants, options, subscriptions or purchase rights. For purposes of this paragraph, the “Net Consideration Per Share” which may be received by the Corporation shall be determined as follows:

(X) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

(Y) The Net Consideration Per Share which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

For purposes of this Article 5.5(e)(i), if part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in Article 5.5(e)(i) consists of property other than cash, the Corporation at its expense will promptly cause independent public accountants of recognized standing selected by the Corporation to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

This Article 5.5(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Article 5.5(e)(ii)).

(ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value (and all other conversion values set forth in paragraph (e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

“Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of the Common Stock into a smaller number of shares of the Common Stock.

(f) Recapitalization or Reclassification. If the Class A Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in Article 5.5, or reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 5.5), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series A Preferred Stock been surrendered for conversion immediately prior thereto.

(g) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article 5.5), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such a merger, consolidation or sale, that such holder would have owned or been entitled to receive after the occurrence of any such event had such share of Series A Preferred Stock been surrendered for conversion immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 5.5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Article 5.5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Article 5.5(g), shall have the option of electing treatment of his or her shares of Series A Preferred Stock under either this Article 5.5(g) or Article 5.3(b) hereof. Notice of such election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such event.

(h) Accountant’s Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Conversion Value, the Corporation shall furnish each holder of Series A Preferred Stock with a certificate, prepared by independent public accountants of recognized standing showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(i) Exercise of Conversion Privilege. To exercise the conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Class A Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Article 5.5, cash in the amount of all accrued and unpaid dividends on such shares of Series A Preferred Stock, up to and including the Conversion Date, and cash, as provided in Article 5.5(j), in respect of any fraction of a share of Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. The Corporation shall pay all issue and other taxes (other than income taxes) that may be payable in respect of any issuance or delivery of shares of Class A Common Stock or other securities upon conversion of Series A Preferred Stock.

(j) Cash in Lieu of Fractional Shares. No fractional shares of Class A Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

(k) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

(1) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

5.6. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

5.7. Restriction and Limitations.

(a) Except as expressly provided herein or as required by law, so long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any Corporation or trust of which the Corporation directly or indirectly owns at the time a majority of the outstanding shares of every class of such Corporation or trust other than directors’ qualifying shares) to, without the vote or written consent by the holders of at least 66-2/3% of the then outstanding shares of the Series A Preferred Stock (the “Required Holders”):

(i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Preferred Stock, except upon an Event of Default as provided in the Investment Agreement;

(ii) Authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend rights, liquidation preferences, conversion rights, voting rights or otherwise, or any security convertible into or exchangeable for any such equity security;

(iii) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any subsidiary thereof, or any consolidation or merger involving the Corporation or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Corporation; or

(iv) Amend its Certificate of Incorporation if such amendment would change any of the preferences, limitations or relative rights of the Series A Preferred Stock, including without limitation,

(A) Change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

(B) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation or change the dividend rights of the holders of Series A Preferred Stock;

(C) Cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Article 5.5 herein; or

(D) Increase or decrease (except as provided in Article 5.6) the authorized number of shares of Series A Preferred Stock, or authorize, approve, or adopt an amendment to its Certificate of Incorporation therefor.

5.8. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock set forth herein, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all terms of the Series A Preferred Stock set forth herein.

5.9. Notices of Record Date. In the event of:

(a) Any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) Any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person; or

(c) Any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

5.10. Rank. The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and upon the liquidation, dissolution or winding up of the Corporation.

ARTICLE 6

Liability of Directors

A director of the Corporation is not personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Article 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

The repeal or modification of the foregoing provisions of this Article 6 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 7

Mandatory Indemnification

To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall (a) indemnify any person or such person’ heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by an officer or director in defending such civil or criminal action, suit or proceeding to the fullest extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the General Corporation Law of the State of Delaware. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

ARTICLE 8

Incorporator

The name and address of the incorporator are:

Michael E. Skindrud

One East Main Street, Suite 500

Madison, Wisconsin 53703

[Mailing address: P.O. Box 2719,

Madison, Wisconsin 53701-2719]

IN WITNESS WHEREOF, I have signed this Certificate this 7th day of October, 1998.

/s/ Michael E. Skindrud
Michael E. Skindrud, Incorporator

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